                                                                EXHIBIT 99.5



             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, David I. Margolis, hereby consent to be named as a person about to become a director of The B.F.Goodrich Company in the Registration Statement on Form S-4 of The B.F.Goodrich Company dated March 8, 1999.

                                                        /s/ David I. Margolis
                                                        -----------------------
                                                        David I. Margolis

Dated: March 8, 1999